Ex 10.21
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of the 9th day of September, 2005, by and among SECURED SERVICES, INC., a Delaware corporation (the "COMPANY"), having its principal place of business at 110 William Street, Suite 1410, New York, NY 10038, on the one hand, and ROBERT SKINNER, residing at 1268 New Bedford Lane, Reston, VA 20194 (the "EXECUTIVE"), on the other.

                               W I T N E S S E T H

         WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive; and

         WHEREAS, the terms of this Agreement have been approved by the Board of Directors of the Company.

         NOW, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

         1. EMPLOYMENT AND DUTIES. The Company hereby employs the Executive as President and Chief Executive Officer on the terms and conditions provided in this Agreement and Executive agrees to accept such employment subject to the terms and conditions of this Agreement. The Executive shall be responsible for the overall management and operations of the Company, shall perform the duties and responsibilities as are customary for an officer of a corporation in such positions, and shall perform such other duties and responsibilities as are reasonably determined from time to time by the Company's Board of Directors (the "BOARD"). The Executive shall report to and be supervised by the Board. The Executive shall be based at the Company's planned new office in Northern Virginia or such other place which shall be within a 30 mile radius thereof that shall constitute the Company's headquarters and, except for business travel incidental to his employment under this Agreement, the Company agrees the Executive shall not be required to relocate. The Executive agrees to devote substantially all his attention and time during normal business hours to the business and affairs of the Company and to use his reasonable best efforts to perform faithfully and efficiently the duties and responsibilities of his positions and to accomplish the goals and objectives of the Company as may be established by the Board. Notwithstanding the foregoing, the Executive may engage in the following activities (and shall be entitled to retain all economic benefits thereof including fees paid in connection therewith) as long as they do not interfere in any material respect with the performance of the Executive's duties and responsibilities hereunder and, with respect to subsections (i) and
(ii) below, that such activity is pre-approved by the Company's  Chairman of the
Board: (i) serve on corporate, civic, religious, educational and/or charitable boards or committees, provided that the Executive shall not serve on any board or committee of any corporation or other business which competes with the Business (as defined in Section 10(a) below); (ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions; and (iii) make investments in businesses or enterprises and manage his personal investments; provided that with respect to such activities Executive shall comply with any business


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conduct and ethics policy applicable to employees of the Company,  including but not limited to the Company's Black-Out Insider Trading Policy and Amendment for Executives and Officers.

         2. TERM. The term of this Agreement shall commence on September 12, 2005 (the "COMMENCEMENT DATE"), and shall terminate on October 1, 2006, unless extended or earlier terminated in accordance with the terms of this Agreement (the "TERMINATION DATE"). Such term of employment is herein sometimes referred to as the "EMPLOYMENT TERM". The Employment Term shall be extended for successive one-year periods unless either party notifies the other in writing at least 90 days before the Termination Date, or any anniversary of the Termination Date, as the case may be, that he or it chooses not to extend the Employment Term.

         3. COMPENSATION. As compensation for performing the services required by this Agreement, and during the term of this Agreement, the Executive shall be compensated as follows:

                  (a) BASE COMPENSATION. The Company shall pay to the Executive an annual salary ("BASE COMPENSATION") of TWO HUNDRED THOUSAND DOLLARS ($200,000.00), payable in equal installments pursuant to the Company's customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local income and employment related taxes. The Executive may be entitled to such increases in Base Compensation with respect to each calendar year during the term of this Agreement, as shall be determined by the Company's Compensation Committee (the "COMMITTEE"), in its sole and absolute discretion, based on an annual review of the Executive's performance.

                  (b) INCENTIVE COMPENSATION. In addition to Base Compensation, the Executive may be entitled to receive additional compensation ("INCENTIVE COMPENSATION") of up to ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000.00) based upon agreed upon milestones as set forth in Attachment A. For purposes of this Agreement, the Executive's "PRO RATA SHARE" of Incentive Compensation for any calendar year of the Company shall be a fraction whose numerator shall be equal to the number of months during which the Executive was actually employed by the Company during any such calendar year and whose denominator shall be the total number of months in such calendar year.

                  (c) STOCK OPTIONS. The Company, simultaneous with the date of this Agreement, shall grant to the Executive an option to purchase ONE MILLION SIX HUNDRED THOUSAND (1.6 million) shares of Common Stock of the Company pursuant to the Secured Services, Inc. Incentive stock Option Plan. The exercise price per share shall be the fair market value of one share on the date of grant. The option term shall be four years. Such option shall vest at the rate of 25% after one year from the Commencement Date and 2.08% each month thereafter.

         4. EMPLOYEE BENEFITS. During the Employment Term and subject to the limitations set forth in this Section 4, the Executive and his eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension, insurance, health, disability or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the

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Company participates),  according to the terms of such plan or program, on terms no less favorable than the most favorable terms granted to senior executives of the Company.

         5. VACATION AND LEAVES OF ABSENCE. The Executive shall be entitled to the normal and customary amount of paid vacation provided to senior executive officers of the Company. Vacation days that are not taken in a given calendar year shall accrue and be carried over to the next Calendar year up to a maximum of ten days. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation will be paid to the Executive within 10 days of such termination based on his annual rate of Base Compensation in effect on the date of such termination. In addition, the Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Company in its sole and absolute discretion may determine, and the Executive shall be entitled to the same sick leave and holidays provided to other senior executives of the Company.

         6. BUSINESS EXPENSES. The Executive shall be promptly reimbursed against presentation of vouchers or receipts for all reasonable and necessary expenses incurred by him in connection with the performance of his duties hereunder.

         7. INDEMNIFICATION.

                  (a) GENERAL. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he is or was a director or officer of the Company, is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law (in accordance with the certificate of incorporation and/or bylaws of the Company), as the same exists or may hereafter be amended, against all Expenses (as defined below) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.

                  (b) EXPENSES. As used in this Section 7, the term "EXPENSES" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

                  (c) SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Executive.

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                  (d)  PARTIAL  INDEMNIFICATION.  If the  Executive  is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which the Executive is entitled.

                  (e) NOTICE OF CLAIM. The Executive shall give to the Company prompt written notice of any claim made against him for which indemnity will or could be sought under this Agreement. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive's power and at such times and places as are mutually convenient for the Executive and the Company.

                  (f) DEFENSE OF CLAIM. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof: (i) the Company will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Executive shall have reasonably concluded that there may be a conflict of interest between the Company and the Executive in the conduct of the defense of such action.

                           The  Company  shall not be liable  to  indemnify  the
Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Executive without Executive's written consent. Neither the Company nor the Executive shall unreasonably withhold or delay their consent to any proposed settlement.

                  (g) NON-EXCLUSIVITY. The right to indemnification conferred in this Section 7 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

                  (h) DIRECTORS AND OFFICERS LIABILITY POLICY. The Company agrees to use reasonable efforts to maintain directors and officers liability insurance covering the Executive in a reasonable and adequate amount determined by the Board.

         8.       TERMINATION AND TERMINATION BENEFITS.

                  (a)      TERMINATION BY THE COMPANY.

                           (i)  FOR   CAUSE.   Notwithstanding   any   provision
contained herein, the Company may terminate this Agreement at any time during the Employment Term for "Cause". For purposes of this subsection 8(a)(i), "CAUSE" shall mean (1) A willful breach of any of the material obligations under this Agreement, which breach shall not have been remedied by the Executive within thirty (30) days after SSVC shall have given notice to him of such breach; (2) willful and continued misconduct or gross negligence in performance of the Executive's duties hereunder,

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including  his  refusal  to  comply  in any  material  respect  with  the  legal directives of the Board or the authorized representative of the Board so long as such directives are not inconsistent with the Executive's position and duties;
(3) dishonest or fraudulent conduct, your theft or other misappropriation of the Company's proprietary information or property, a deliberate attempt to do an injury to SSVC, or conduct that materially discredits SSVC or is materially detrimental to the reputation of SSVC, including, but not limited to, conviction of a felony; or (4) habitual absenteeism, chronic alcoholism or any other form of addiction which impacts Executive's ability to perform his duties under this Agreement. Termination pursuant to this subsection 8(a)(i) shall be effective immediately upon giving the Executive written notice thereof stating the reason or reasons therefor with respect to clauses (2), (3) or (4) above, and thirty days after written notice thereof from the Company to the Executive specifying the acts or omissions constituting the failure and requesting that they be remedied with respect to clause (1) above, but only if the Executive has not cured such failure within such thiry day period. In the event of a termination pursuant to this subsection 8(a)(i), the Executive shall be entitled to payment of his Base Compensation and the benefits pursuant to Section 4 hereof up to the effective date of such termination and it is also the intention and agreement of the Company that Executive shall not be deprived by reason of termination for Cause of any payments, options or benefits which have been vested or have been earned or to which Executive is entitled as of the effective date of such termination.

                           (ii)  DISABILITY.  If due  to  illness,  physical  or
mental disability, or other incapacity, the Executive shall fail, for a total of any six consecutive months ("DISABILITY"), to substantially perform the principal duties required by this Agreement, the Company may terminate this Agreement upon 30 days' written notice to the Executive. In such event, the Executive shall be (1) paid his Base Compensation until the Termination Date and his Pro Rata Share of any Incentive Compensation to which he would have been entitled for the year in which such termination occurs, and (2) provided with employee benefits pursuant to Section 4, to the extent available, for the remainder of the Employment Term; PROVIDED, HOWEVER, that Base Compensation will not be paid to the Executive pursuant to this subsection 8(a)(ii) for any period where the Executive is receiving any payments from any policy of disability insurance pursuant to Section 4 hereof.

                  (b) TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON. The Company may terminate the Executive's employment hereunder without Cause and the Executive may terminate his employment hereunder for "Good Reason" (as defined below). If the Company terminates the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Executive terminates his employment for Good Reason, the Executive shall be paid: (i) his Base Compensation at the rate in effect at the time of termination through the Termination Date; (ii) his Base Compensation at the rate in effect at the time of termination from the Termination Date to the end of the Severance Period (as hereinafter defined); (iii) his Pro Rata Share of any Incentive Compensation to which he would have been entitled for the year in which such termination occurs;
(iv) any deferred compensation (including, without limitation, interest or other credits on the deferred amounts) and any accrued vacation pay; (v) continuation until the expiration of the Employment Term, of the health and welfare benefits of the Executive (as provided for by Section 4 of this Agreement) (or the Company shall provide the economic equivalent thereof); provided, however, if the Executive obtains new employment and such employment makes the Executive eligible for health and welfare or long-term disability benefits, then the Company shall no

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longer be required to provide such benefits to the Executive; and (vi) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company.

                  As used herein, "GOOD REASON" means and shall be deemed to exist if, without the prior express written consent of the Executive, (a) any failure by SSVC to comply with any provision of this Agreement other than an isolated, insubstantial or inadvertent failure not occurring in bad faith; or
(b) the assignment to the Executive of any duties materially inconsistent with the Executive's position (including status, title and reporting requirements), authority, duties or responsibilities or any other action by SSVC which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith; or (c) the Company fails to use its commercially reasonable efforts to maintain, or cause to be maintained directors and officers liability insurance coverage for the Executive; (d) the Company purports to terminate the Executive's employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement, or (e) a Change in Control shall have occurred and the Company fails to obtain the full assumption of this Agreement by a successor; provided, however, that with respect to items (a) through (c) above, the Company has not cured, or commenced to cure, such failure or breach within 30 days of written notice by the Executive, and with respect to item (e) above, the Executive shall have provided the Company with 180 days written notice of such termination.

                  For purposes of this Agreement, a "CHANGE OF CONTROL" shall mean (1) any merger by the Company into another corporation or corporations which results in the stockholders of the Company immediately prior to such transaction owning less than 55% of the surviving Corporation; (2) any acquisition (by purchase, lease or otherwise) of all or substantially all of the assets of the Company by any person, corporation or other entity; (3) the acquisition of beneficial ownership, directly or indirectly, of voting securities of the Company (defined as Common Stock of the Company or any securities having voting rights) and rights to acquire voting securities of the Company (defined as including, without limitation, securities that are convertible into voting securities of the Company (as defined above) and rights, options warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity, in such amount or amounts as would permit such person, corporation or other entity to elect a majority of the members of the Board of the Company, as then constituted; or (4) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 25% or more of the combined voting power of the Company's then outstanding voting securities by any person, corporation or other entity unless such acquisition as is described in this part (4) is expressly approved by resolution of the Board of the Company passed upon affirmative vote of not less than a majority of the Board and adopted at a meeting of the Board held not later than the date of the next regularly scheduled or special meeting held following the date the Company obtains actual knowledge of such acquisition (which approval may be limited in purpose and effected solely to affect the rights of Employee under this Agreement). Notwithstanding the preceding sentence, (i) any transaction that involves a mere change in identity form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, or a transaction of similar effect, shall not constitute a Change in Control.

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                  (c) NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Company. Except as otherwise expressly provided for in this Agreement, amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Company at or subsequent to the date of termination shall be payable in accordance with such plans or programs.

                  (d) VESTING OF STOCK GRANTS AND STOCK OPTIONS. In the event of any termination of this Agreement, Executive's rights with regard to any stock grants, loan agreements or stock options shall be as set forth in the respective agreement containing the terms and conditions pertaining thereto. If however the termination is a result of a change of control as defined in subsection 8(b) AND also qualifies as "termination for good reason" as defined in subsection 8(b), then 100% of the unvested stock options would vest effective on the date of termination.

                  (e) DEATH. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of the Executive's death. In such event the Company shall continue to pay to his estate the Pro Rata Share of any Incentive Compensation to which Executive would have been entitled for the year in which such death occurs.

                  (f) SEVERANCE PERIOD. If the Company terminates the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Executive terminates his employment for Good Reason, the Severance Period shall be six months.

                  (g) NO MITIGATION. The Executive shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any payment or benefit provided in this Agreement be reduced by any compensation or benefit earned by the Executive after termination of his employment.

         9. COMPANY PROPERTY. All advertising, promotional, sales, suppliers, manufacturers and other materials or articles or information, including without limitation reports, customer lists, customer sales analyses, invoices, product lists, price lists or information, samples, or any other materials or data of any kind furnished to the Executive by the Company or developed by the Executive on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with the Executive's employment hereunder, are and shall remain the sole and confidential property of the Company; if the Company requests the return of such materials at any time during or at or after the termination of the Executive's employment, the Executive shall immediately deliver the same to the Company.

         10.      RESTRICTIVE COVENANTS.

                   (a) COVENANTS AGAINST COMPETITION. The Executive acknowledges that as of the execution of this Employment Agreement (i) the Company is engaged in the business of providing Software for secure identity management
(Identiprise   SECUREDUSER)  and  secure  connection

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management   (Identiprise   SECUREDMOBILE)   and   associated   consulting   and
implementation professional services (the "BUSINESS"); (ii) the Company's Business is conducted currently throughout the United States and Canada and may be expanded to other locations; (iii) his employment with the Company will have given him access to confidential information concerning the Company; and (iv) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company. Accordingly, the Executive covenants and agrees as follows:

                           (i) NON-COMPETE. Without the prior written consent of
the Board, the Executive shall not during the Restricted Period (as defined below) within the Restricted Area (as defined below) (except in the Executive's capacity as an officer of the Company or any of its affiliates), (a) engage or participate in the Business; (b) enter the employ of, or render any services (whether or not for a fee or other compensation) to, any person, corporation or other entity engaged in the Business; or (c) acquire an equity interest in any such person, corporation or other entitiy; provided, that during the Restricted Period the Executive may own, directly or indirectly, solely as a passive investment, securities of any company traded on any national securities exchange or on the National Association of Securities Dealers Automated Quotation System.

                           As used herein,  "RESTRICTED  PERIOD"  shall mean the
period commencing on the Commencement Date and ending on the second anniversary of the Executive's termination of employment.

                           "RESTRICTED  AREA"  shall  mean any place  within the
United States and any other country in which the Company is then actively considering conducting Business as of the Termination Date.

                  (b) CONFIDENTIAL INFORMATION; PERSONAL RELATIONSHIPS. The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that, during and after the Restricted Period, without the prior written consent of the Board, the Executive shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all confidential matters relating to the Company's Business including, without limitation, operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, and new personnel acquisition plans, learned by the Executive heretofore or hereafter (such information shall be referred to herein collectively as "CONFIDENTIAL INFORMATION"); provided, that nothing in this Agreement shall prohibit the Executive from disclosing or using any Confidential Information (i) in the performance of his duties hereunder, (ii) as required by applicable law, (iii) in connection with the enforcement of his rights under this Agreement or any other agreement with the Company, or (iv) in connection with the defense or settlement of any claim, suit or action brought or threatened against the Executive by or in the right of the Company. Notwithstanding any provision contained herein to the contrary, the term Confidential Information shall not be deemed to include any general knowledge, skills or experience acquired by the Executive or any knowledge or information known or available to the public in general. Moreover, the Executive shall be permitted to retain copies of, or have access to, all such Confidential Information relating to any disagreement, dispute or litigation involving the Executive.

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                  (c) EMPLOYEES OF THE COMPANY AND ITS  AFFILIATES.  Without the
prior written consent of the Board, the Executive shall not, during the Restricted Period, directly or indirectly, hire or solicit, or cause others to hire or solicit, for employment by any person, corporation or entity other than the Company or any affiliate or successor thereof, any employee of, or person employed within the two years preceding the Executive's hiring or solicitation of such person by, the Company and its affiliates or successors or encourage any such employee to leave his or her employment. For this purpose, any person whose employment has been terminated involuntarily by the Company shall be excluded from those persons protected by this Section for the benefit of the Company.

                  (d) BUSINESS RELATIONSHIPS. During the Restricted Period, the Executive shall not, directly or indirectly, request or advise a person, corporation or entity that has a business relationship with the Company to curtail or cancel such business relationship with the Company.

                  (e) RIGHTS AND REMEDIES UPON BREACH. If the Executive breaches, or threatens to commit a breach of any of the provisions contained in
Section 10 of this Agreement (the "RESTRICTIVE COVENANTS"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                           (i)  SPECIFIC  PERFORMANCE.  The right and  remedy to
have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                           (ii) ACCOUNTING.  The right and remedy to require the
Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of Restrictive Covenants.

                  (f) SEVERABILITY OF COVENANTS. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions. The provisions set forth in this Section 10 shall be in addition to any other provisions of the business conduct and ethics policies applicable to employees of the Company and its subsidiaries during the term of Executive's employment.

                  (g) SAVING CLAUSE. If the period of time or the area specified in subsection (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If the Executive violates any of the restrictions contained in the foregoing subsection (a), the restrictive period shall not run in favor of the Executive from the time of the commencement of

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


any such violation until such time as such violation shall be cured by the Executive to the satisfaction of Company.

         11. EXECUTIVE'S REPRESENTATION AND WARRANTIES. Executive represents and warrants that he has the full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement other than with the Company, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to perform his duties hereunder or which would conflict with the Company's business and operations as presently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as officer and employee by Executive will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which Executive is currently a party.

         12.      MISCELLANEOUS.

                  (a) INTEGRATION; AMENDMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

                  (b) SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

                  (c) WAIVERS. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

                  (d) POWER AND AUTHORITY. The Company represents and warrants to the Executive that it has the requisite corporate power to enter into this Agreement and perform the terms hereof; that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action; and that this Agreement represents the valid and legally binding obligation of the Company and is enforceable against it in accordance with its terms.

                  (e) BURDEN AND BENEFIT; SURVIVAL. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns.

                  (f)  GOVERNING   LAW;   HEADINGS.   This   Agreement  and  its
construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of New York. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  (g) ARBITRATION; REMEDIES. Any dispute or controversy arising under this Agreement or as a result of or in connection with Executive's employment (other than disputes arising under Section 10) shall be arbitrated and settled pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association which are then in effect in a proceeding held in New York City, New York. This provision shall also apply to any and all claims that may be brought under any federal or state anti-discrimination or employment statute, rule or regulation, including, but not limited to, claims under: the National Labor Relations Act; Title VII of the Civil Rights Act; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act; the Immigration Reform and Control Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Family and Medical Leave Act; and the Equal Pay Act. The decision of the arbitrator and award, if any, is final and binding on the parties and the judgment may be entered in any court having jurisdiction thereof. The parties will agree upon an arbitrator from the list of labor arbitrators supplied by the American Arbitration Association. The parties understand and agree, however, that disputes arising under Section 10 of this Agreement may be brought in a court of law or equity without submission to arbitration.

                  (h) JURISDICTION. Except as otherwise provided for herein, each of the parties (a) submits to the exclusive jurisdiction of any state or federal court sitting in New York, NY in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (d) waives any right such party may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for giving of notices in Section 12(i). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

                  (i) NOTICES. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by confirmed facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at their respective addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof) as set forth in the preamble to this Agreement or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this subsection 12(i) for the service of notices.

                           Any notice  delivered  to the party hereto to whom it
is addressed shall be deemed to have been given and received on the day it was received; PROVIDED, HOWEVER, that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by facsimile transmission shall be deemed to have been given and received on the business day next following the day of transmission.

                  (j) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; PROVIDED, HOWEVER, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                            ------------------------------------
                            ROBERT SKINNER

                            SECURED SERVICES, INC.

                            ------------------------------------
                            By:      Jane Dietze
                                     Chairman
                                     Board of Directors

                                   APPENDIX A

                             SECURED SERVICES, INC.

                             INCENTIVE COMPENSATION
                             ----------------------

1. PERIOD: October 1, 2005 through September 30, 2006

2. TARGET PAYOUT (All figures are at 100% achievement)

         Total Annual :                                              $   125,000

         a.       Fund Raising:
                  i.       Payout from Fund Raising Goal:            $    25,000

         b.       Financial Performance (year ending 9/30/06):       $   100,000
                  i.       Payout from Revenue Goal:                 $    75,000
                  ii.      Payout from EBITDA Goal:                  $    25,000

3. PAYMENT: Paid in arrears within 30 days of the end of each year.

4. FUND RAISING BONUS: All of the following criteria must be met for employee to qualify for this bonus:
         a. Minimum of $8,000,000 round
         b. Terms of deal acceptable to 100% board of directors
         c. Valuation must be greater than $40 million

5. FINANCIAL PERFORMANCE BONUS: To be measured at the end of the third quarter 2006 with 75% on Target Revenue and 25% on Target EBITDA (before Incentive Compensation).

      --------------- -------------------- --------------------
                      Target Revenue               Target
                                                  EBITDA*
      --------------- -------------------- --------------------
                        [$6,000,000]           [($__________)]
      --------------- -------------------- --------------------

              * To be measured on EBITDA adjusted before any expense related to variable accounting for stock option plans.

The Payout is then determined by determining the actual percentage achieved against Plan for both Target Revenue and Target EBITDA (measured before
Incentive Compensation) and applying the following Payout Percentage to the Target Payouts listed in #2 above.

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


         A. Payout against revenue targets shall use the following schedule:


-------------------------------- ----------------------------------------------
         % OF GOAL                                 % OF BONUS
-------------------------------- ----------------------------------------------
105% and above                   Same as % of Goal achieved times 1.25 up to
                                 250% max.
-------------------------------- ----------------------------------------------
100%+ but less than 105%         100% - 105% (linear)
-------------------------------- ----------------------------------------------
  95%+ but less than 100%        80%
-------------------------------- ----------------------------------------------
  90%+ but less than 95%         50%
-------------------------------- ----------------------------------------------
  Below 90%                      No Bonus
-------------------------------- ----------------------------------------------


         B. Payout against EBITDA targets shall use the following schedule:

-------------------------------- --------------------------------------------
            % OF GOAL                              % OF BONUS
-------------------------------- --------------------------------------------
125% and above                   Same as % of Goal achieved times 1.25 up
                                 to 250% max. payout
-------------------------------- --------------------------------------------
100%+ but less than 125%         100% - 125% (linear)
-------------------------------- --------------------------------------------
  95%+ but less than 100%        80%
-------------------------------- --------------------------------------------
  90%+ but less than 95%         50%
-------------------------------- --------------------------------------------
  Below 95%                      No Bonus
-------------------------------- --------------------------------------------


7. EMPLOYMENT REQUIREMENT: Executive must still be employed by the company at the time of the payment, 10/31/06.

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